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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1999 relating to the financial statements, which appear in the Cabot Oil & Gas Corporation Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.





                                       PricewaterhouseCoopers LLP



Houston, Texas
July 27, 1999